UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2005

HIGHLAND HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-31906	57-1183293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8405 Greensboro Drive, Suite 500, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 336-4901

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 30, 2005, Bear, Stearns & Co. Inc., as representative of the several underwriters, notified Highland Hospitality Corporation (the “Company”) of the underwriters’ exercise of their option to purchase an additional 200,000 shares of the Company’s 7.875% Series A Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per share, to cover over-allotments pursuant to Section 1(b) of the underwriting agreement (the “Underwriting Agreement”) dated September 22, 2005. The over-allotment closing is expected to occur on October 5, 2005.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

The exhibits to this Current Report on Form 8-K/A are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highland Hospitality Corporation

Date: October 5, 2005	By:	/s/ Douglas W. Vicari
Douglas W. Vicari Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated September 22, 2005, by and among the Company, Highland Hospitality, L.P. and Bear, Stearns & Co. Inc., as representative of the several underwriters named in Schedule I thereto (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 27, 2005).

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the 7.875% Series A Preferred Stock

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

12.1	Statement of Computation of Ration of Earnings to Fixed Charges and Preferred Stock Dividends (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 27, 2005)

23.1	Consents of Hogan & Hartson L.L.P. (included in Exhibits 5.1 and 5.2)